Deloitte & Touche LLP

                                              Two Hilton Court
                                              P.O. Box 319
                                              Parsippany, New Jersey 07054-0319
                                              Telephone:  (201) 683-7000
                                              Facsimile:  (201) 683-7459




February 20, 1997


Mr. Michael McKee
Vice President of Finance
Weldotron Corporation
1532 South Washington Avenue (at I-287)
Piscataway, New Jersey 08855

Dear Mr. McKee:

This is to confirm that the client-auditor relationship between Weldotron Corporation (Commission File No. 1-8381) and Deloitte & Touche LLP has ceased.

Yours truly,


/s/      Deloitte & Touche LLP
Deloitte & Touche, LLP

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 5th Street, N.W.
         Washington, DC 20549

         Mr. William L. Remley, Chief Executive Officer
         Mr. John Mazzuto, Chairperson of the Audit Committee


Deloitte Touche
Tohmatsu
International